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                                                                  EXHIBIT 10.23


                             TRADE NAME LICENSE AGREEMENT



         TRADE NAME LICENSE AGREEMENT, dated as of July 1, 1996 (the "Agreement"), between WESTFIELD CORPORATION, INC., a Delaware corporation having its principal place of business at 11601 Wilshire Boulevard, Los Angeles, California 90025 ("Licensor"), and CENTERMARK PROPERTIES, INC., a Missouri corporation having its principal place of business at 11601 Wilshire Boulevard, Los Angeles, California 90025 ("Licensee") (together the "Parties" or individually a "Party").

                                 W I T N E S S E T H:


         WHEREAS, Licensor owns and uses the trade name "WESTFIELD" (the "Licensed Name") and related trademarks and service marks in connection with Licensor's shopping center ownership, management and development business;

         WHEREAS, simultaneously with the execution and delivery of this Agreement, Licensee is entering into (a) an Advisory Agreement with Westfield U.S. Advisory, L.P. ("Advisor") pursuant to which Advisor will be responsible, subject to the direction of the Board of Directors of Licensee, for the overall supervision of the management of Licensee, (b) a Master Development Framework Agreement (the "Development Framework Agreement") with Westfield U.S. Development, L.P. ("Developer") pursuant to which Developer will be engaged to provide development services to Licensee, and (c) several Management Agreements (collectively, "Management Agreements") with CenterMark Management Company ("Manager") pursuant to which Manager will provide property management services to Licensee;

         WHEREAS, Licensee desires to use the Licensed Name in the United States (the "Territory") in connection with Licensee's business of owning and operating shopping centers in the United States (the "Licensed Business"); and

         WHEREAS, subject to the terms and conditions set forth herein, Licensor is willing to grant to Licensee, and Licensee is willing to accept, a non-transferable, non-exclusive, royalty-free license to use the Licensed Name in the Territory;

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         NOW, THEREFORE, in consideration of the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

         1.   GRANT OF LICENSE.

         1.1 GRANT. Subject to the following terms and conditions, Licensor hereby grants to Licensee and Licensee hereby accepts, during the Term (as defined in Section 7), throughout the Territory: (i) a non-transferable, non-exclusive, royalty-free right and license to use the Licensed Name in connection with the Licensed Business as part of Licensee's corporate name but only as "Westfield America Properties, Inc." and (ii) subject to Licensor's prior written approval, the right to permit each of its wholly-owned subsidiaries (each a "Licensee Subsidiary") to use the Licensed Name in connection with the Licensed Business as part of such Licensee Subsidiary's corporate name but only as Licensor expressly approves in writing prior to use.

         1.2 RESTRICTIONS ON USE. (a) Except as provided herein, Licensee shall not sublicense, assign or otherwise transfer the rights granted herein to use the Licensed Name.

         (b) Licensee shall not change or modify the Licensed Name, or create any design variation of the Licensed Name, without obtaining the prior written approval of Licensor.

         (c) Licensee shall not, without the prior written approval of Licensor, join any name, mark or logo with the Licensed Name so as to form a composite trade name or mark for use in connection with Licensee's Business or otherwise other than the corporate name "Westfield America Properties, Inc."

         (d) Licensee shall not use nor permit any Licensee Subsidiary to use any name or mark that is confusingly similar to the Licensed Name.

         (e) Licensee will not adopt or use, authorize the use of, or seek to register with the United State Patent and Trademark Office, any state trademark office or the equivalent trademark office in any foreign jurisdiction, either during or after the Term, the Licensed Name or any name, mark, symbol, device, configuration, or other designation confusingly similar to the Licensed Name. Nothing herein shall be construed to grant to Licensee the


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right to use the Licensed Name in any way in any jurisdiction other than the
Territory, in any business other than the Licensed Business, or beyond the Term.

         1.3 RIGHTS RESERVED. (a) Licensor reserves the absolute right to use and to grant to others the right to use the Licensed Name alone or in association with any word or mark, as a trademark, trade name, or service mark for any purpose whatsoever in any area of the world.

         (b) Without limitation upon the generality of the foregoing, Licensee hereby acknowledges that Licensor and other Westfield entities have before, and may in the future, organize, sponsor or otherwise permit to exist investment vehicles (including vehicles for investment in real estate), financial and service organizations, and other entities having "Westfield," as part of their trade name, all without need for any consent (and without the right to object thereto) by Licensee, PROVIDED that during the Term Licensor shall neither use nor grant to others the right to use the Licensed Name in the form "Westfield America Properties, Inc." or such other forms as may be hereafter approved by Licensor in writing for use in the corporate name of a Licensee Subsidiary.

         2.   QUALITY STANDARDS AND CONTROL.

         2.1 QUALITY CONTROL. All uses by Licensee or any Licensee Subsidiary of the Licensed Name in connection with the Licensed Business shall be in accordance with such quality standards and specifications as may be set by Licensor and communicated to Licensee from time to time or as may be agreed to by Licensor and Licensee from time to time (the "Quality Standards").

         2.2 INSPECTION AND APPROVAL. Licensor shall have the right to inspect and approve any and all uses by Licensee or any Licensee Subsidiary of the Licensed Name. From time to time, upon Licensor's reasonable request in writing, Licensee shall, at Licensee's expense, (i) provide Licensor with representative samples of the way in which the Licensed Name is then being used by Licensee or any Licensee Subsidiary (or photographs depicting the same), and
(ii) permit Licensor to inspect Licensee's and any Licensee Subsidiary's place of business where the Licensed Name is used, in each case for Licensor's inspection and approval of such use.


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         2.3  DEFICIENCIES.  In the event Licensor notifies Licensee in writing of its or any Licensee Subsidiary's failure to maintain appropriate Quality Standards with respect to the use of the Licensed Name, Licensee shall and shall cause the relevant Licensee Subsidiary to use reasonably diligent efforts to cure the cause of such failure or, if cure is not possible, discontinue or cause to be discontinued such non-conforming uses; PROVIDED, HOWEVER, that Licensee shall be deemed to have maintained appropriate Quality Standards if the quality of such uses is not materially different from uses previously made or approved by Licensor with respect to Licensor's business or with respect to the Licensed Business.

         3. COMPLIANCE WITH LAWS. Licensee agrees to comply with all applicable federal, state and local laws, rules and regulations in the conduct of Licensee's Business. Licensee shall use the Licensed Name only in compliance with applicable law. Licensee shall include any notice or legend relating to use of the Licensed Name that Licensor reasonably deems advisable or required by law.

         4. OWNERSHIP. (a) Licensee agrees that it will not contest Licensor's ownership of the Licensed Name or the validity of the Licensed Name, nor will it claim any interest in the Licensed Name, other than as provided herein.

         (b) Licensee acknowledges it acquires no rights in or to the Licensed Name or any goodwill associated therewith other than the rights expressly granted herein. Licensee recognizes that all use by Licensee and all proprietary rights and goodwill in the Licensed Name in the Territory shall inure exclusively to the benefit of Licensor. Licensee shall not at any time do or suffer to be done any act or thing that will in any way impair the rights of Licensor in and to the Licensed Name.

         5. INFRINGEMENT. Licensee will promptly notify Licensor upon becoming aware of any and all infringement, imitation, dilution or illegal use of the Licensed Name. Licensor shall have the right, but not the obligation, at its expense, to bring action against any infringement, imitation, dilution or illegal use of the Licensed Name. Licensee shall reasonably cooperate and shall cause the relevant Licensee Subsidiaries to cooperate in the maintenance of any such action brought by Licensor, at Licensor's expense. Any monetary recovery in any action brought under this Section 5, whether by judgment, award,


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decree or settlement, shall be paid to Licensor.  Licensee shall have no right to bring action against any infringement, imitation, dilution or illegal use of the Licensed Name.

         6.   TERM; TERMINATION; EFFECTS OF TERMINATION.

         6.1 TERM. The term (the "Term") of this Agreement shall commence on January 2, 1997, and shall, unless earlier terminated as provided herein, continue in full force and effect until the earliest to occur of the following:
(i) the termination of the Advisory Agreement, (ii) the termination of the Development Framework Agreement, or (iii) the termination of all or substantially all the Management Agreements.

         6.2 TERMINATION. (a) Licensor shall have the right to terminate this Agreement upon 45 days' written notice, if at any time Licensee or any Licensee Subsidiary (i) shall have taken any action or engaged in any activity that Licensor, in its sole discretion, determines is detrimental to the goodwill and reputation for quality and integrity embodied in the Licensed Name or (ii) shall have otherwise materially breached any provision of this Agreement unless Licensee or the relevant Licensee Subsidiary within such 45-day period (A) has ceased, or taken reasonable steps in good faith to cease, the action or activity or cure the breach identified in such notice, (B) commenced, or taken reasonable steps in good faith to commence, taking such action as Licensor may have reasonably requested in such notice to remedy the effects of such action or activity or cure such breach, or (C) continued with due diligence to comply with any such request.

         (b) This Agreement shall terminate automatically, without further action on the part of Licensor if: (i) Licensee or any Licensee Subsidiary commences any case, proceeding or other action (A) under any existing or future law of any jurisdiction, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets; or (ii) Licensee or any Licensee Subsidiary makes a general assignment for the benefit of its creditors; or (iii) any


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case, proceeding or other action of a nature referred to in clause (i) above is commenced against Licensee or any Licensee Subsidiary and (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iv) any case, proceeding or other action is commenced against Licensee or any Licensee Subsidiary seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of Licensee's or any Licensee Subsidiary's assets and results in the entry of an order for any such relief which is not vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (v) Licensee or any Licensee Subsidiary takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i) - (iv) above; or (vi) Licensee or any Licensee Subsidiary generally does not, or is unable to, or admits in writing its inability to, pay its debts when they become due.

         6.3 EFFECTS OF TERMINATION. Upon the expiration or termination of this Agreement:

         (a) All rights in the Licensed Name granted to Licensee hereunder shall automatically revert to Licensor, and neither Licensee nor any Licensee Subsidiary shall have any further rights in the Licensed Name.

         (b) Licensee, without the necessity of further notice or demand from Licensor shall and shall cause each Licensee Subsidiary to promptly: (i) change its corporate name to a corporate or trade name that does not include the Licensed Name or any other word or words that might, in the sole judgment of Licensor, be indicative of a continuing relationship between Licensor and its subsidiaries and affiliates, on the one hand, and Licensee and any Licensee Subsidiary, on the other hand, (ii) remove the Licensed Name, at its own cost and expense, from all places or things controlled by Licensee or any Licensee Subsidiary and destroy all materials bearing the Licensed Name, and (iii) refrain from the use of any name or mark confusingly similar to the Licensed Name, PROVIDED that Licensor agrees to allow Licensee and each Licensee Subsidiary a period of sixty (60) days from the date of termination of this Agreement to phase out use of the Licensed Name in accordance with this Section
6.3 (the "Phase Out Period"). At the end of any such Phase Out Period, if any, termination in accordance with the terms hereof shall be final, and Licensee and any Licensee Subsidiary thereafter shall have no right whatsoever to be


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granted any further license to use the Licensed Name.  All obligations of
Licensor or Licensee that by their nature survive the termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding its termination until they are satisfied in full or by their nature expire.

         7. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally by overnight courier delivery service or by certified mail, return receipt requested, postage prepaid, to the Parties at the following addresses (or at such other address as a Party may specify by notice to the other):


         (a)  if to Licensor, to it at:

                   11601 Wilshire Boulevard
                   Los Angeles, California  90025
                   ATTENTION:  Executive Vice President

              with a copy to:

                   Debevoise & Plimpton
                   875 Third Avenue
                   New York, New York  10022
                   ATTENTION:  Peter Schwartz

         (b)  if to Licensee, to it at:

                   11601 Wilshire Boulevard
                   Los Angeles, California  90025
                   ATTENTION:  President

         Notices shall be deemed given when personally delivered, or the next business day if sent by overnight courier or after five business days if sent by mail. Either Party may change the names and/or addresses for the giving of notices by notice given in each instance to the other Party in the manner prescribed in this section.

         8.   MISCELLANEOUS.

         8.1 ENTIRE AGREEMENT. This Agreement supersedes all previous agreements, arrangements or understandings, whether written or oral, and contains the entire agreement of the Parties hereto with respect to the subject matter hereof.


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         8.2  AMENDMENT.  This Agreement may be modified, varied or otherwise amended only by a writing, of even or subsequent date hereto, signed by both of the Parties hereto.

         8.3 WAIVER. Waiver by either Party of any breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any subsequent or other breach.

         8.4 ASSIGNMENT. Except as otherwise provided herein, this Agreement is personal to Licensee and the license herein granted may not be conveyed, assigned, transferred, pledged, hypothecated, sublicensed, encumbered or otherwise disposed of, in whole or in part, either voluntarily or involuntarily, by operation of law or otherwise, by Licensee, and any purported conveyance, assignment, transfer, pledge, hypothecation, sublicense, encumbrance or other disposal other than as expressly provided herein shall be void and unenforceable.

         8.5 NO AGENCY. Licensor and Licensee are independent contractors with respect to each other, and nothing herein shall create any association, partnership, joint venture or agency relationship between them.

         8.6 NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, nothing in this Agreement shall confer any rights upon any person or entity which is not a Party to this Agreement.

         8.7 SEVERABILITY. In the event that any term or provision of this Agreement shall be held to violate any applicable statute, ordinance or rule of law in any jurisdiction in which it is used, such provision shall be ineffective to the extent of such violation, in such jurisdiction without invalidating any other provision hereof.

         8.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall constitute one and the same instrument.

         8.9 FURTHER ASSURANCES. Each of the Parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other Party may reasonably require in order to effectuate the terms and purposes of this Agreement.


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         8.10 HEADINGS.  The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

         8.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         8.12 EQUITABLE RELIEF. Licensee acknowledges that Licensor will suffer irreparable harm as a result of the material breach by Licensee or any Licensee Subsidiary of any covenant or agreement to be performed or observed by Licensee or any Licensee Subsidiary under this Agreement, and acknowledges that Licensor shall be entitled to apply for and receive from any court or administrative body of competent jurisdiction a temporary restraining order, preliminary injunction and/or permanent injunction, without any necessity of proving damages, enjoining Licensee or any Licensee Subsidiary from further breach of this Agreement or further infringement or impairment of the rights of Licensor.

         8.13 LEGAL FEES AND EXPENSES. In the event that either Party shall be the prevailing Party in any legal or equitable action by such Party against the other Party to prevent or remedy any breach of this Agreement, the prevailing Party shall be entitled to recover its reasonable legal fees and expenses in such action from the other Party.

         8.14 CONSTRUCTION OF THIS AGREEMENT. In any construction of this Agreement, the Agreement shall not be construed against any Party based upon the identity of the drafter of the Agreement or any provision of it.


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         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

                             WESTFIELD CORPORATION, INC.


                             By  /s/ Peter Lowy
                               ----------------------------
                               Name:  Peter Lowy
                               Title: Vice President



                             CENTERMARK PROPERTIES, INC.


                             By  /s/ Richard Green
                               ----------------------------
                               Name:  Richard Green
                               Title: President


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